Exhibit 24.1

POWER OF ATTORNEY

The undersigned officer of Primo Brands Corporation hereby constitutes and appoints Michael James as the individual’s true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for the person and in his name, place, and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post effective amendments to this registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 2, 2025.

SIGNATURE	TITLE

/s/ Eric J. Foss Eric J. Foss	Chief Executive Officer and Director (Principal Executive Officer)